Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Mark S. Zelermyer
January 5, 2006	617-292-9750
mark. zelermyer@fhlbboston.com

FEDERAL HOME LOAN BANK OF BOSTON ANNOUNCES DIVIDEND RATE FOR Q4 2005

BOSTON — The Federal Home Loan Bank of Boston (the Bank) announced a dividend rate with an equivalent annual yield of 4.85 percent for the fourth quarter of 2005. The dividend for the quarter was paid on January 4, 2006.

In addition, the Bank’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on October 31, 2005, and amended on December 22, 2005, became effective on December 30, 2005.

The Federal Home Loan Bank of Boston is a cooperatively owned wholesale bank for housing finance in the six New England states. Its mission is to support the residential-mortgage and community-development lending activities of its members, which include over 460 financial institutions across New England. To accomplish its mission, the Bank utilizes private-sector capital to provide members and other qualified customers with reliable access to low-cost wholesale funds, liquidity, a competitive outlet for the sale of loans, special lending programs, technical assistance, and other products and services.

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Federal Home Loan Bank of Boston   |   111 Huntington Avenue   |   Boston, MA 02199   |   617-292-9600   |   FAX: 617-292-9645

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